[EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]




                                 March 27, 1998




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Avenue
Washington, D.C.  20549


Re:      Novoste Corporation
         Registration Statement on Form S-8
         ----------------------------------

Ladies and Gentlemen:

     On behalf of Novoste Corporation (the "Company"), we are transmitting herewith electronically on the Electronic Data Gathering, Analysis, and Retrieval System of the Securities and Exchange Commission (the "Commission"), one (1) copy of the Company's Form S-8 Registration Statement to register under the Securities Act of 1933, as amended, 100,000 shares of the Company's Common Stock, $.01 par value, issuable upon exercise of options granted or to be granted under the Company's Non-Employee Director Stock Option Plan.

     The filing fee of $538.70 is being paid in accordance with Rule 3a of the Commission's Informal and Other Procedures.


                                                   Very truly yours,

                                                   /s/ Mark A. Polemeni
                                                   --------------------
                                                   Mark A. Polemeni

Enclosure
cc:  The National Stock Market (via Fedex w/encl.)

AEC0720D.W51

     As filed with the Securities and Exchange Commission on March 27, 1998.
                                                         Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)


                  FLORIDA                                   59-2787476
      (State or other jurisdiction                        (I.R.S. Employer
    of incorporation or organization)                    Identification  No.)

       4350-C INTERNATIONAL BOULEVARD                           30093
             NORCROSS, GEORGIA                               (Zip Code)
  (Address of principal executive offices)



           NOVOSTE CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)


                                THOMAS D. WELDON
                               NOVOSTE CORPORATION
                         4350-C INTERNATIONAL BOULEVARD
                             NORCROSS, GEORGIA 30093
                     (Name and address of agent for service)


                                 (770) 717-0904
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                               PROPOSED                PROPOSED
                                                                MAXIMUM                 MAXIMUM
      TITLE OF SECURITIES             AMOUNT TO BE          OFFERING PRICE             AGGREGATE                AMOUNT OF
       TO BE  REGISTERED               REGISTERED            PER SHARE(1)          OFFERING PRICE(1)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock,                    100,000 shares(2)            $18.261              $1,826,100.00               $538.70
  $.01 par value
===================================================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of (i) 47,500 shares underlying outstanding options under the Non-Employee Director Stock Option Plan at a weighted average exercise price of $8.67 per share and
(ii) the 52,500 balance of shares reserved for issuance under the Non-Employee Director Stock Option Plan at an average aggregate offering price of $26.938 per share, as computed based on the average of the high and low prices of the Common Stock reported in the consolidated reporting system on The Nasdaq Stock Market as of March 25, 1998.

     (2)Consists of 100,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Stock Option Plan.


AEC071FE.W51

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following document which has heretofore been filed by Novoste Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") is hereby incorporated by reference in this Registration
Statement:

     1. The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1997.

     2. Amendment to the Annual Report on Form 10-K/A of the Registrant for the fiscal year ended December 31, 1997.

     All reports and proxy statements filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares to which this Registration Statement relates have been sold or which deregisters all of the shares then remaining unsold shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of the filings.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.




                                       2
AEC071FE.W51

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850 of the Florida 1989 Business Corporation Act grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article VI of the Registrant's Amended and Restated Articles of Incorporation and Article VIII of the Registrant's Amended and Restated By-Laws provide for indemnification of the Registrant's directors and officers (as well as the Registrant's employees and agents to whom the Registrant has agreed to grant indemnification) to the fullest extent permissible under applicable law.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following are filed as exhibits to this Registration Statement:

     Exhibit
       No.                          Description
    --------                        -----------
       4.1   -  Copy of the Registrant's Non-Employee Director
                Stock Option Plan.

        5    -  Opinion of Epstein Becker & Green, P.C.

      23(a)  -  Consent of Ernst & Young LLP.

      23(b)  -  Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

       24    -  Power of Attorney (included in signature page of
                this Registration Statement).



                                       3
AEC071FE.W51

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions of Registrant's Amended and Restated Certificate of Incorporation or Amended and Restated ByLaws, as amended, or the provisions of the Florida 1989 Business Corporation Act or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       4
AEC071FE.W51

                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 25th day of March, 1998.



                                  NOVOSTE CORPORATION



                                  By: /S/ THOMAS D. WELDON
                                      --------------------
                                      Thomas D. Weldon
                                      President and Chief Executive Officer



                                       5
AEC071FE.W51

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints THOMAS D. WELDON and NORMAN R. WELDON, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.



SIGNATURE                                 TITLE                                       DATE
---------                                 -----                                       ----

/S/ THOMAS D. WELDON                      President, Chief Executive                  March 25, 1998
---------------------------------------   Officer and Director
Thomas D. Weldon

/S/ DAVID N. GILL                         Chief Financial Officer (Principal          March 26, 1998
---------------------------------------   Financial and Accounting Officer)
David N. Gill

/S/ NORMAN R. WELDON                      Director                                    March 25, 1998
---------------------------------------
Norman R. Weldon, Ph.D.

/S/ CHARLES E. LARSEN                     Director                                    March 26, 1998
---------------------------------------
Charles E. Larsen

/S/ J. STEPHEN HOLMES                     Director                                    March 25, 1998
---------------------------------------
J. Stephen Holmes

/S/ RICHARD M. JOHNSTON                   Director                                    March 25, 1998
---------------------------------------
Richard M. Johnston

/S/ PIETER J. SCHILLER                    Director                                    March 25, 1998
---------------------------------------
Pieter J. Schiller

/S/ STEPHEN I. SHAPIRO                    Director                                    March 25, 1998
---------------------------------------
Stephen I. Shapiro

/S/ WILLIAM E. WHITMER                    Director                                    March 26, 1998
---------------------------------------
William E. Whitmer


                                       6
AEC071FE.W51

                                INDEX TO EXHIBITS


       Exhibit
         No.                           Description
      --------                         -----------
         4.1             Copy of the Registrant's Non-Employee Director
                         Stock Option Plan.

          5              Opinion of Epstein Becker & Green, P.C.

        23(a)            Consent of Ernst & Young LLP.

        23(b)            Consent of Epstein Becker & Green, P.C.
                         (included in Exhibit 5).

          24 Power of Attorney (included in signature page of this Registration Statement).




                                       7
AEC071FE.W51

                                                                     EXHIBIT 4.1


                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                       OF

                               NOVOSTE CORPORATION

         Adopted August 20, 1996 and as Amended as of February 28, 1997

1.       PURPOSE OF PLAN.

                  The purpose of this Non-Employee Director Stock Option Plan ("PLAN") is to provide additional incentives to Non-Employee Directors (as defined below) of Novoste Corporation ("COMPANY") to promote the financial success and progress of the Company by granting such persons options to purchase shares of the Company's Common Stock ("COMMON STOCK"). The options to purchase shares of Common Stock under this Plan shall not qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

2.       DEFINITION OF "NON-EMPLOYEE DIRECTOR".

                  As defined by Regulation 240.16b-3 under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), a "NON-EMPLOYEE DIRECTOR" is a person not currently an officer of the Company or a parent or subsidiary, who does not receive compensation either directly or indirectly as a consultant of the Company (except for an amount not required to be disclosed under Item 404(a) of Regulation S-K, E.G., not more than $60,000), does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K, and is not engaged in a business relationship which would require disclosure under Item 404(b) of Regulation S-K (E.G., where the director has a ten percent or more equity interest in an entity which makes or receives payments in excess of five percent of the Company's or that entity's consolidated gross revenues).

3.       ADOPTION OF PLAN.

                  This Plan shall be effective on the date that it is adopted by the Board of Directors of the Company ("BOARD"). The Board shall have and may exercise any and all of the powers relating to the administration of this Plan and the grant of options hereunder as are set forth herein.

4.       ADMINISTRATION.

                  (a)      This Plan shall be administered by the Board.





AEC04F6E.W51

                  (b) The Board shall have the authority to (i) exercise all of the powers granted to it under this Plan, (ii) construe, interpret and implement this Plan and any Stock Option Agreements executed pursuant to Section 8 hereof, (iii) prescribe, amend and rescind rules and regulations relating to this Plan, (iv) make all determinations necessary or advisable in administering this Plan and (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan.

                  (c)      The   determination  of  the  Board  on  all  matters
                           relating to this Plan or any Stock Option Agreement shall be final, binding and conclusive.

                  (d) No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any award thereunder.

5.       ELIGIBILITY.

                  Individuals who are Non-Employee Directors of the Company shall be eligible to participate in this Plan. Each Non-Employee Director to whom an option is granted hereunder is referred to as an "OPTIONEE."

6.       SHARES SUBJECT TO THIS PLAN.

                  The maximum number of shares of Common Stock that may be issued pursuant to options granted under this Plan to all Optionees is 100,000 shares, which shares may, at the discretion of the Board, be either authorized but unissued shares or shares previously issued and reacquired by the Company. Such number of shares shall be subject to adjustment as provided in this Plan. If any option is terminated or unpurchased in whole or in part for any reason without being exercised in whole or in part, the shares thereby released from such option shall be available for purchase under other options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of shares of Common Stock as shall be required to satisfy the requirements of outstanding options under this Plan.

7.       GRANTING OF OPTIONS; EFFECTIVE DATE.

                  Until the expiration or sooner termination of this Plan, the Board, at any time and from time to time, may grant options to Non-Employee Directors for such number of shares, at such option price, and subject to the terms and provisions of this Plan. The date on which the grant of an option is authorized by the Board shall be the effective date of grant for all purposes,




AEC04F6E.W51
                                        2
notwithstanding the fact that written acceptance by the Optionee of such grant may take place thereafter.

8.       TERMS AND CONDITIONS OF OPTIONS.

                  All options granted under this Plan shall be evidenced by a written Stock Option Agreement (which may incorporate the provisions of this Plan by reference and which shall be in such form as the Board shall approve) signed by the President of the Company and the Optionee. All options shall be granted subject to the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share with respect to each option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

                  (b) FAIR MARKET VALUE. The term "FAIR MARKET VALUE" as used herein as of any date and in respect of any share of Common Stock means the closing sale price for a share of Common Stock on the immediately preceding trading date as reported on The Nasdaq National Market or, if no closing sale price shall have been made on such relevant date, on the next preceding day on which there was a closing sale price; PROVIDED, HOWEVER, that if no closing sale price shall have been made within the ten business days preceding such relevant date, or if deemed appropriate by the Board for any other reason, the Fair Market Value of such shares of Common Stock shall be as determined by the Board. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

                  (c) OPTION TERM. Each option shall be granted for a term determined from time to time by the Board, but in no event shall an option be granted for a term of more than five years and each option is subject to earlier termination in the event of the death or the voluntary or involuntary termination of the Optionee as set forth herein.

                  (d) LIMITATION ON OPTIONS. Notwithstanding anything herein, the maximum aggregate number of shares of Common Stock with respect to which options may be granted to any person eligible therefor under this Plan within any one calendar year is 15,000 shares.

                  (e) EXERCISE OF OPTIONS. Options shall be exercisable within the times or upon the events determined by the Board as set forth in the grant of options; PROVIDED, HOWEVER, that no option shall be




AEC04F6E.W51
                                        3
                        exercisable after the expiration of five years from the date the option is granted. Upon exercise no fractional shares of Common Stock shall be issued or transferred and no payments shall be made in lieu of fractional shares. No shares of Common Stock shall be issued or delivered until full payment therefor has been made. No option may be exercised for fewer than the lesser of (i) 500 shares of Common Stock or (ii) all remaining shares of Common Stock subject to the option.

                  (f) NOTICE OF EXERCISE. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Board, stating the number of shares of Common Stock being purchased, the restrictions imposed on the shares of Common Stock and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of shares of Common Stock being purchased.

                  (g) PAYMENT. Payment for the shares of Common Stock may be made (i) in cash, (ii) by surrender of shares of Common Stock having a Fair Market Value equal to the exercise price of the option or (iii) by any combination of the foregoing where approved by the Board in its sole discretion; PROVIDED, HOWEVER, in the event of payment for the shares of Common Stock by method (ii) above, the shares of Common Stock so surrendered, if originally issued to the Optionee upon exercise of an option(s) granted by the Company, shall have been held by the Optionee for more than six months.

                  (h) PURCHASE FOR INVESTMENT. If the shares of Common Stock subject to an option have not been registered under the Securities Act of 1933, as amended ("SECURITIES ACT"), the Board shall have the right to require, as a condition to any exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act, including but not limited to the representation that any and all shares of Common Stock purchased upon exercise of the option will be purchased for investment and not with a view to the distribution or resale thereof and to agree that such shares will not be sold except in accordance with such restrictions or




AEC04F6E.W51
                                        4
                        limitations as may be set forth in the Stock Option Agreement or as may be imposed by law.

                  (i) DEATH OR VOLUNTARY OR INVOLUNTARY TERMINATION. In the event of death of the Optionee or voluntary or involuntary termination of directorship with the Company of the Optionee, such option may, subject to the provisions of this Plan and any restrictions or limitations as are determined by the Board, be exercised as to those optioned shares in respect of which such option has not previously been exercised, but only to the extent that such option could be exercised by the Optionee on the date of such death or voluntary or involuntary termination of directorship with the Company (whichever is the applicable case):

                           i) in the event of the death of the Optionee, then by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, within twelve months from the date of death, but in no event subsequent to the expiration date of the option; or

                           ii) in the event of the Optionee's voluntary or involuntary termination of directorship with the Company, then by the Optionee within twelve months from the date of termination, but in no event subsequent to the expiration date of the option.

9.       PRIVILEGES OF STOCK OWNERSHIP.

                  No Optionee shall have any of the rights of a shareholder with respect to any shares of Common Stock subject to an option until the option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan.

10.      ADJUSTMENT OF OPTION SHARES.

                  In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available under this Plan and the number of shares of Common Stock subject to outstanding options and the




AEC04F6E.W51
exercise price per share of such options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; PROVIDED, HOWEVER, that no certificate or scrip representing fractional shares shall be issued upon exercise of any option and any resulting fractions of a share of Common Stock shall be ignored.

11.      COMPLIANCE WITH LAWS.

                  The grant of options and the issuance of shares upon exercise of any options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all applicable state securities laws and compliance with the requirements of any stock exchange on which the shares may be listed. The Company shall be under no obligation to register the shares with the Securities and Exchange Commission or to effect compliance with the Securities Act or with the registration or qualification requirement of any state securities laws or stock exchange.

12.      RESTRICTIONS ON SHARES.

                  At the discretion of the Board, the Company may reserve to itself or its assignee(s) in the Stock Option Agreement (a) a right of first refusal to purchase any shares of Common Stock that an Optionee (or a subsequent transferee) may propose to transfer to a third party and (b) a right to repurchase any or all shares of Common Stock held by an Optionee upon the Optionee's termination of directorship with the Company for any reason within a specified time as determined by the Board at the time of grant at (i) the Optionee's original purchase price, (ii) the Fair Market Value of such shares of Common Stock as determined by the Board in good faith or (iii) a price determined by a provision set forth in the Stock Option Agreement.

13.      CHANGE OF CONTROL.

                  Notwithstanding any contrary terms in the grant of options hereunder, in the event of a Change of Control (as defined herein), all outstanding options shall accelerate and become immediately fully exercisable. For purposes of this Plan, a "Change In Control" shall mean (i) the sale or other disposition to a person, entity or group (as such term is defined in Rule 13d-5 under the Exchange Act) of 50% or more of the Company's consolidated assets, (ii) the acquisition of 50% or more of the outstanding shares of Common Stock by a person or group (as such term is defined in Rule 13d-5) or (iii) if the majority of the Board consists of persons other than Continuing Directors (as defined herein). The term "CONTINUING DIRECTOR" shall mean any member of the Board on the effective date of this Plan and any




AEC04F6E.W51
                                        6
other member of the Board who shall be recommended or elected to succeed or become a Continuing Director by a majority of the Continuing Directors who are then members of the Board.

14.      AMENDMENT OR TERMINATION OF PLAN.

                  The Board may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of grant, agreement or instrument to be executed pursuant to this Plan); PROVIDED, HOWEVER, that shareholder approval shall be required to be obtained by the Company if required to comply with the listed company requirements of The Nasdaq National Market or of a national securities exchange on which the shares of Common Stock are traded, or other applicable provisions of state or federal law or self-regulatory agencies; PROVIDED, FURTHER, that no amendment of this Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the Optionee.

15.      TERM OF PLAN.

                  No option shall be granted pursuant to this Plan on or after December 31, 2001, but options theretofore granted may extend beyond that date and the terms of this Plan shall continue to apply to such options and to any shares of Common Stock acquired upon exercise thereof.

16.      APPLICABLE LAW.

                  The validity, interpretation and enforcement of this Plan shall be governed in all respects by the laws of the State of Florida and the United States of America.

17.      ISSUANCE OF SHARES.

                  The shares of Common Stock,  when issued and paid for pursuant
to  the  options  granted   hereunder,   shall  be  issued  as  fully  paid  and
non-assessable shares.

18.      WITHHOLDING TAXES.

                  Whenever under this Plan shares are to be issued in satisfaction of the exercise of options granted thereunder, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.


AEC04F6E.W51
                                        7

19.      TRANSFERABILITY OF OPTIONS.

                  An option may be sold, pledged, assigned, hypothecated, transferred or disposed of as determined by the Board and as set forth in a Stock Option Agreement with an Optionee.




AEC04F6E.W51
                                        8

                                                                       EXHIBIT 5

                    [EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]


                                 March 26, 1998




Board of Directors of
  Novoste Corporation
4350-C International Blvd.
Norcross, Georgia  30093

               Re:    Stock Option Plan
                      -----------------
Gentlemen:

               We have acted as counsel to Novoste Corporation (the "Company") in connection with its filing of a Registration Statement on Form S-8 (the
"Registration Statement") covering 100,000 shares (the "Shares") of the Company's authorized and unissued shares of Common Stock, $.01 par value, issuable upon the exercise of options under the Company's Non-Employee Director Stock Option Plan (the "Director Plan").

               As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers of the Company and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

               In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

               On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Director Plan, will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.


                             Very truly yours,

                             EPSTEIN BECKER & GREEN, P.C.



                             By: /S/ SETH I. TRUWIT
                                 ------------------
                                 Seth I. Truwit

AEC071FE.W51

                                                                   EXHIBIT 23(a)






                         CONSENT OF INDEPENDENT AUDITORS



               We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Novoste Corporation Non-Employee Director Stock Option Plan of our report dated January 30, 1998, with respect to the financial statements of Novoste Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP

Atlanta, Georgia
March 24, 1998